THE NASDAQ STOCK MARKET 8800 BLACKWELL ROAD ROCKVILLE, MD 20860

By Electronic Delivery to: bgotimer@trailerbridge.com

August 6, 2007

Mr. William G. Gotimer
Executive Vice President and General Counsel
Trailer Bridge, Inc.
10405 New Berlin Road East
Jacksonville, Florida 32226

Re:	Trailer Bridge, Inc. (the “Company”) Nasdaq Symbol: TRBR

Dear Mr. Gotimer:

On May 31, 2007, Staff notified the Company that it did not comply with the independent director and audit committee requirements for continued listing on The Nasdaq Global Market set forth in Marketplace Rule 4350 (the “Rule”), respectively. Based on the information regarding the appointment of Mr. Douglas E. Schimmel to the Company’s Board of Directors, as detailed in your Submission dated August 3, 2007, Staff has determined that the Company complies with the Rule and this matter is now closed.

If you have any questions, please contact Rachel Scherr, Lead Analyst, at 301-978-8072.

Sincerely,

/s/ Stanley Higgins

Stanley Higgins
Associate Director
Nasdaq Listing Qualifications